SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 20, 2008

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)	Bruce W. Van Saun will cease to serve as Chief Financial Officer of the registrant effective July 1, 2008. In connection with such cessation, Mr. Van Saun will receive the payments and other benefits provided for in Section 3(a) of his Transition Agreement with The Bank of New York Company, Inc. (“BNY Co.”), dated June 25, 2007 and filed as Exhibit 10.5 to the Current Report on Form 8-K dated June 28, 2007 filed by BNY Co. and incorporated by reference herein, which Transition Agreement was assumed by the registrant pursuant to the merger of BNY Co. into the registrant on July 1, 2007.

(c)	Thomas P. (Todd) Gibbons, age 51, will become the registrant’s new Chief Financial Officer effective July 1, 2008. Mr. Gibbons has served as Senior Executive Vice President and Chief Risk Officer of the registrant since the merger of BNY Co. and Mellon Financial Corporation into the registrant on July 1, 2007. Mr. Gibbons has also served as Senior Executive Vice President of The Bank of New York and Vice President of Mellon Bank, N.A. since the merger. Prior to the merger, Mr. Gibbons served as Senior Executive Vice President and Chief Financial Officer of BNY Co. from September 2006 until June 2007. He also served as Senior Executive Vice President of The Bank of New York from April 2005 until June 2007, and as Chief Financial Officer of The Bank of New York from September 2006 until June 2007. Mr. Gibbons served as Executive Vice President of The Bank of New York from at least 2002 until April 2005. Mr. Gibbons also served as Chief Risk Officer of BNY Co. from at least 2002 until September 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation
(Registrant)

Date: May 27, 2008	By:	/s/ Arlie R. Nogay
	Name:	Arlie R. Nogay
	Title:	Corporate Secretary